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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  August 21, 2007


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              The information filed under this Item shall also be deemed to be filed under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant."

              On August 21, 2007, Las Vegas Sands, LLC ("LVS" or the "Borrower"), a direct wholly-owned subsidiary of Las Vegas Sands Corp. ("LVSC"), entered into an Amended and Restated FF&E Credit and Guaranty Agreement (the "Credit Agreement") among the Borrower, the Guarantors (as defined below), the lenders party thereto, General Electric Capital Corporation, as administrative agent and collateral agent, and GE Capital Markets, Inc., as lead arranger and book runner, which amended and restated the FF&E facility credit agreement (the "Existing FF&E Agreement"), dated as of December 14, 2006, among the Borrower, Venetian Casino Resort, LLC and General Electric Capital Corporation, as administrative agent. The Credit Agreement consists of a $167.0 million term delayed draw loan facility, an increase of approximately $24.0 million over the term loan facilities under the Existing FF&E Agreement, of which approximately $61.4 million was drawn and funded as of the closing date. The term delayed draw loan commitment terminates on June 30, 2008.

              The remaining proceeds provided by the term delayed draw loan facility may be used by the Borrower to finance and/or refinance the acquisition of certain fixtures, furniture and equipment for The Palazzo Resort Hotel Casino, which is currently under construction, and The Venetian Resort Hotel Casino.

              The indebtedness under the Credit Agreement is guaranteed by certain domestic subsidiaries of LVS (collectively, the "Guarantors"). The Borrower's obligations under the Credit Agreement and the guarantees of the Guarantors are secured by a first priority security interest in the fixtures, furniture and equipment financed or refinanced under the Credit Agreement.

              Borrowings under the Credit Agreement bear interest, at the Borrower's option, at either an adjusted Eurodollar rate or at a base rate, plus an applicable margin. The initial applicable margin is 1.00% per annum for loans accruing interest at the base rate, and 2.00% per annum for loans accruing interest at the adjusted Eurodollar rate. These spreads may be reduced by 0.25% under certain circumstances. The Borrower will also pay a commitment fee of 0.50% per annum on the undrawn amount of the term delayed draw loan.

              The term delayed draw loan matures in June 2011. The Borrower is required to make principal payments in quarterly installments commencing on July 1, 2008, in an amount equal to 5.00% of the aggregate principal amount of the term delayed draw loan outstanding on July 1, 2008, with the remainder due in four equal quarterly installments ending on the maturity date. The Credit

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Agreement also requires the Borrower to make mandatory prepayments of the loans under certain specified circumstances.

              The Credit Agreement contains affirmative and negative covenants customary for such financings, including limitations on liens, indebtedness, investments, dividends and restricted payments, transactions with affiliates and acquisitions and sales of assets. The Credit Agreement also requires the Borrower to comply, commencing in July 2008, with financial covenants, including ratios of EBITDA to interest expense and total indebtedness to EBITDA.

              The Credit Agreement contains events of default customary for such financings, including, but not limited to, nonpayment of principal, interest, fees or other amounts when due; breach of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration provisions; change of control; dissolution; insolvency; bankruptcy events; material judgments; actual or asserted invalidity of the guarantees or security documents; and loss of certain government gaming licenses or permits. Some of these events of default allow for grace periods and/or materiality thresholds.

              General Electric Capital Corporation and its affiliates have performed financial advisory, lending and/or commercial banking services for LVSC and its affiliates from time to time, for which they have received customary compensation, and may do so in the future.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

              The disclosures under "Item 1.01 - Entry Into a Material Definitive Agreement" above are incorporated under this Item 2.03.





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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 27, 2007



                                          LAS VEGAS SANDS CORP.


                                          By:  /s/ Robert P. Rozek
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                                          Name:    Robert P. Rozek
                                          Title:   Senior Vice President and
                                                   Chief Financial Officer